Exhibit 1.1

NEW FORTRESS ENERGY LLC

(a Delaware limited liability company)

       Class A Shares

UNDERWRITING AGREEMENT

Dated:          , 2019

NEW FORTRESS ENERGY LLC

(a Delaware limited liability company)

               Class A Shares

UNDERWRITING AGREEMENT

, 2019

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
As Representatives of the
several Underwriters listed
in Schedule A hereto

c/o          Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o          Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o          Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o          Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

New Fortress Energy LLC, a Delaware limited liability company (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A shares representing limited liability company interests in the Company (“Class A Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of      additional Class A Shares.  The aforesaid     Class A Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the      Class A Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

On the date hereof, the Company’s business is conducted through New Fortress Intermediate LLC, a Delaware limited liability Company (“NFI”), and its subsidiaries. Immediately prior to or on the Closing Date (as hereinafter defined), the following transactions will occur:

(a)          New Fortress Energy Holdings LLC, a Delaware limited liability company (“New Fortress Energy Holdings”) will contribute all of its interests in NFE Atlantic Holdings LLC, a Delaware limited liability company, and its limited assets and liabilities, if any, to NFI in exchange for common units of NFI (“NFI LLC Units”), which will be the only class of units of NFI;

(b)          The Company will contribute the net proceeds from the offering of the Securities to NFI in exchange for NFI LLC Units;

(c)          New Fortress Energy Holdings will receive a number of Class B shares equal to the number of NFI LLC Units held by it immediately following the completion of the public offering of the Securities;

(d)          the limited liability company agreement of the Company will be amended and restated (as so amended and restated, the “Company Operating Agreement”) to, among other things, authorize two classes of common shares, Class A Shares and Class B Shares representing limited liability company interests in the Company (“Class B Shares”);

(e)          the limited liability company agreement of NFI will be amended and restated (as so amended and restated, the “NFI LLC Agreement”) to, among other things, appoint the Company as the sole managing member of NFI; and

(f)          the Company will enter into (i) a contribution agreement with NFI and certain other parties to be named therein (the “Contribution Agreement”) to give effect to the transactions described in clauses (a) through (d) above, and (ii) a shareholders’ agreement with New Fortress Energy Holdings (the “Shareholders’ Agreement”) to provide certain rights related to, among other things, the designation and election of directors of the Company and the registration of the resale of Class A Shares held by certain shareholders of the Company, consistent with the descriptions thereof set forth in the Registration Statement (as defined below), the General Disclosure Package (as defined below) and the Prospectus (as defined below) under the captions “Certain Relationships and Related Party Transactions—Agreements with Affiliates in Connection with the Transactions—Contribution Agreement” and “Certain Relationships and Related Party Transactions—Agreements with Affiliates in Connection with the Transactions—Shareholders’ Agreement,” respectively.

The transactions contemplated in clauses (a) through (f) above are collectively referred to herein as the “Transactions.” As the sole managing member of NFI, the Company will operate and control all of the business and affairs of NFI and, through NFI and its subsidiaries, conduct the Company’s business. The Company and NFI are collectively referred to herein as the “New Fortress Energy Parties” and each individually as a “New Fortress Energy Party.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-228339), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means          , New York City time, on          , 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, or (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.         Representations and Warranties.

(a)          Representations and Warranties by the New Fortress Energy Parties.  Each New Fortress Energy Party represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)          Registration Statement and Prospectuses.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the New Fortress Energy Parties, threatened by the Commission.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)          Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, (C) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, and (D) the Bona Fide Electronic Road Show, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the third, eleventh and thirteenth paragraphs under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)          Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)          Due Organization, Valid Existence and Good Standing.  Each of the New Fortress Energy Parties and their subsidiaries has been duly organized, is validly existing and in good standing as a limited liability company, limited partnership, corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited liability company, limited partnership, corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties or business of the New Fortress Energy Parties and their subsidiaries taken as a whole (a “Material Adverse Effect”).  Each New Fortress Energy Party and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(vi)          Capitalization.  The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, and all of the authorized, issued and outstanding limited liability company interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the New Fortress Energy Parties have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the New Fortress Energy Parties, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii)          Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the New Fortress Energy Parties.  The Class A Shares and the Class B Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(viii)          Power and Authority.  Each New Fortress Energy Party has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each New Fortress Energy Party.

(ix)          Authorization of Transaction Documents. Each of (i) the Company Operating Agreement, (ii)  the NFI LLC Agreement, (iii) the Contribution Agreement, and (iv) the Shareholders’ Agreement (collectively, the “Transaction Documents” and each individually, a “Transaction Document”) has been duly authorized, executed and delivered by the New Fortress Energy Parties.

(x)          Description of Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)          Absence of Violations, Defaults and Conflicts with this Agreement.  The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the New Fortress Energy Parties or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any New Fortress Energy Party or its subsidiaries is a party or by which any New Fortress Energy Party or its subsidiaries is bound or to which any of the property or assets of any New Fortress Energy Party or its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of any New Fortress Energy Party or its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any New Fortress Energy Party or its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(xii)          Absence of Further Requirements.  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the New Fortress Energy Parties or their subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the New Fortress Energy Parties of this Agreement or the Transaction Documents, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Registration Statement, the General Disclosure Package and the Prospectus and the consummation by the New Fortress Energy Parties of the transactions contemplated hereby and thereby, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), and (B) such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xiv)          Related-Party Transactions. There are no business relationships or related-party transactions involving any New Fortress Energy Party or any of its subsidiaries or any related person as defined under Item 404 of Regulation S-K required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xv)          Financial Statements; Non-GAAP Financial Measures.  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xvi)          Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(xvii)          Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that Morgan Stanley has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule C hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(xviii)          Distributions. At the Closing Date, and after giving effect to the Transactions, no subsidiary of any New Fortress Energy Party is prohibited or restricted, directly or indirectly, from paying distributions or dividends to any New Fortress Energy Party, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to any New Fortress Energy Party or any other subsidiary of the New Fortress Energy Parties any amounts that may from time to time become due under any loans or advances to such subsidiary from any New Fortress Energy Party or from transferring any property or assets to any New Fortress Energy Party or to any other subsidiary, except (i) as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s jurisdiction of formation and the NFI LLC Agreement and the organizational documents of such subsidiaries, as applicable, (iii) for such prohibitions arising under the debt agreements of such subsidiaries and (iv) where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)          Independent Auditors.  Ernst & Young LLP, which have audited certain financial statements of the Company, the reports of which appear in the Registration Statement, the General Disclosure Package and the Prospectus and which have delivered the initial letter referred to in Section 5(f) hereof, are independent auditors with respect to the Company under Rule 101 of the American Institute of Certified Public Accounts’ Code of Professional Conduct, and its related interpretation and ruling.

(xx)          Accounting Controls.  Each New Fortress Energy Party and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in any New Fortress Energy Party’s internal control over financial reporting (whether or not remediated) and (2) no change in the any New Fortress Energy Party’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such New Fortress Energy Party’s internal control over financial reporting.

(xxi)          No Material Changes.  Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, no New Fortress Energy Party or its subsidiaries has (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any equity securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, (E) declared or paid any dividend on its limited liability company interests, capital stock or other equity interests, and (F) since such date, there has not been any change in the capital stock, limited partnership or membership interests, as applicable, or short- or long-term debt of any New Fortress Energy Party or its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, management or business of the New Fortress Energy Parties or their subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)          Title to Property.  Each New Fortress Energy Party and its subsidiaries have (i) good and marketable title in fee simple to all real property and (ii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, equities and claims, except such liens, encumbrances, equities and claims as are described in the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect, and do not interfere with the use made and proposed to be made of any property by such New Fortress Energy Party or its subsidiaries; and any real property and buildings held under lease by any New Fortress Energy Party or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such New Fortress Energy Party or such subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)          Rights-of-way.  Each New Fortress Energy Party and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the New Fortress Energy Parties and their respective subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, termination and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the New Fortress Energy Parties and their subsidiaries, taken as a whole.

(xxv)          Possession of Licenses and Permits.  Each of the New Fortress Energy Parties and each of their respective subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except for any of the foregoing that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the New Fortress Energy Parties and each of their respective subsidiaries has fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Neither the New Fortress Energy Parties nor their respective subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(xxvi)          Possession of Intellectual Property.  Each New Fortress Energy Party and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the New Fortress Energy Parties or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxvii)          Absence of Proceedings.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the New Fortress Energy Parties or any of their subsidiaries are a party or of which any property or assets of the New Fortress Energy Parties or their respective subsidiaries are the subject that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the New Fortress Energy Parties of their obligations under this Agreement or the consummation of any of the transactions contemplated hereby.  To the knowledge of the New Fortress Energy Parties, no such proceedings are threatened by governmental authorities or others.

(xxviii)          Authorization of Descriptions of Proceedings.  The statements made in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Our Business,” “Risk Factors—Risks Inherent in an Investment in Us,” “Certain Relationships and Related Transactions,” “Business—Government Regulation,” “Business—Legal Proceedings” and “Description of Shares” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxix)          Insurance.  Each New Fortress Energy Party and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the New Fortress Energy Parties or any of their subsidiaries have been refused any insurance coverage sought or applied for; and none of the New Fortress Energy Parties or any of their subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxx)          Absence of Labor Dispute.  No labor dispute with the employees of any New Fortress Energy Party or any of its subsidiaries exists, or, to the knowledge of the New Fortress Energy Parties, is imminent that could have a Material Adverse Effect; and the New Fortress Energy Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(xxxi)          Absence of Violations, Defaults and Conflicts by the New Fortress Energy Parties and their Subsidiaries Generally.  None of the New Fortress Energy Parties nor any of their respective subsidiaries (A) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii)          Environmental Laws.

Except as described in the Registration Statement, the General Disclosure Package and the Prospectus:

(A) the New Fortress Energy Parties and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to the protection of the environment, natural resources, wildlife or human health or safety, including, without limitation, those relating to the Release (as defined below) or threat of Release of Hazardous Materials (as defined below) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have applied for or received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (iv) are not subject to any written or, to the knowledge of the New Fortress Energy Parties, threatened adverse claim by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the New Fortress Energy Parties, does not have any liability in connection with the Release into the environment of any Hazardous Material, except where such failure to comply with Environmental Laws in clause (i) above, such failure to receive required permits in clause (ii) above, such failure to comply with the terms and conditions of such permits in clause (iii) above, and such claims in clause (iv) above would not have a Material Adverse Effect on the New Fortress Energy Parties and their subsidiaries, taken as a whole. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(B) there are no proceedings that are pending, or that are known to be contemplated, against any of the New Fortress Energy Parties or any of their subsidiaries under any Environmental Laws and the New Fortress Energy Parties and their subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could, singly or in the aggregate, have a Material Adverse Effect on the New Fortress Energy Parties and their subsidiaries, taken as a whole.

(C) to the knowledge of the New Fortress Energy Parties, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the New Fortress Energy Parties and their subsidiaries, taken as a whole.

(xxxiii)          Payment of Taxes.  Each New Fortress Energy Party and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid by them (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the New Fortress Energy Parties), and no tax deficiency has been determined adversely to the New Fortress Energy Parties or any of their subsidiaries which has had (nor do the New Fortress Energy Parties or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the New Fortress Energy Parties or their respective subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxxiv)          Employee Benefits.  Except as would not reasonably be expected to result in a Material Adverse Effect on the New Fortress Energy Parties and their subsidiaries, taken as a whole, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its Subsidiaries would have, directly or indirectly (including as a result of being in a “controlled group” for purposes of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) , any liability (each a “Plan”) has been maintained, and all required contributions to each Plan have been made, in compliance with its terms and with the requirements of applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, or violation of fiduciary obligations, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

(xxxv)          Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus and the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the New Fortress Energy Parties believe to be reliable in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvi)          Investment Company Act.  The Company is not, and immediately after giving effect to the offer and sale of the Securities as herein contemplated and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxvii)          Authorization of Description of Laws and Documents.  The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxxviii)          Registration Rights.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the New Fortress Energy Parties and any person granting such person the right to require any New Fortress Energy Party to file a registration statement under the 1933 Act with respect to any securities of the New Fortress Energy Parties owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxxix)          No Broker.  None of the New Fortress Energy Parties or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xl)          Absence of Manipulation.  The New Fortress Energy Parties and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xli)          Stabilization Safe Harbor.  None of the New Fortress Energy Parties has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services Markets Act of 2000.

(xlii)          Foreign Corrupt Practices Act.  (A) None of the New Fortress Energy Parties nor any of their respective subsidiaries, nor, to the knowledge of the New Fortress Energy Parties after reasonable inquiry, any director, officer, or employee, agent, or representative of the New Fortress Energy Parties or of any of their respective subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) the New Fortress Energy Parties and their respective subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) none of the New Fortress Energy Parties or any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xliii)          Money Laundering Laws.  The operations of each New Fortress Energy Party and each of their subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the New Fortress Energy Parties and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the New Fortress Energy Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the New Fortress Energy Parties, threatened.

(xliv)          OFAC.  (A) None of  the New Fortress Energy Parties nor any of their respective subsidiaries, nor, to the knowledge of the New Fortress Energy Parties after reasonable inquiry, any director, officer, employee or agent of the New Fortress Energy Parties or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); (B) None of the New Fortress Energy Parties will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (C) For the past five years, the New Fortress Energy Parties and their respective subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(b)          Officer’s Certificates.  Any certificate signed by any officer of any New Fortress Energy Party or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the New Fortress Energy Parties to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)          Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)          Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional          Class A Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the number of Option Securities set forth in Schedule A opposite the name of such Underwriter, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)          Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Each of the Representatives, individually (as agreed among the Representatives) and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the New Fortress Energy Parties.  The New Fortress Energy Parties, jointly and severally, covenant with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will notify the Representatives as soon as practicable (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)          Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c)          Delivery of Registration Statements.  The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Blue Sky Qualifications.  The Company will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)          Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)          Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)          Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of Morgan Stanley, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Shares or Class B Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or Class B Shares (including, without limitation, NFI LLC Units) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Shares or the Class B Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or Class B Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares, Class B Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Class A Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or at the Closing Time after giving effect to the Transactions and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any grants of Class A Shares, share options, restricted shares, notional units or other equity or equity-based securities to employees, directors, contractors, or other individuals eligible to receive awards pursuant to the terms of any plan in effect as of the Closing Time and described in the Registration Statement, General Disclosure Package and Prospectus, or the issuance of Class A Shares pursuant to the exercise, vesting, or settlement of any award granted pursuant to the Company’s equity incentive plans that are described in the Registration Statement, General Disclosure Package and Prospectus, (D) any Class A Shares issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B), (C) and (D); provided that, the holders of Class A Shares issued pursuant to (B), (C) or (D) above agree to execute a lock-up letter described in Section 5(i) hereof (to the extent such holder has not previously signed a lock-up letter covering such Class A Shares) or such Class A Shares do not vest until after the expiry of the Lock-Up Period.

(i)          If Morgan Stanley in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)          Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)          Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  Each Underwriter represents that it has not made, and agrees that, without the prior consent of the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433.

SECTION 4.         Payment of Expenses.

(a)          Expenses.  The New Fortress Energy Parties will, jointly and severally, pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement other than to the extent described in Section 4(b) below, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors of the New Fortress Energy Parties, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided, however, that all such fees and disbursements of counsel shall not exceed $10,000 (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriters for purposes of this Section 4(a)(vii)) and officers of the Company and any such consultants, as well as one half (50%) of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such counsel fees not to exceed $35,000) and (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market. It is understood that, except as provided in clause (a) of this Section 4, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b)          Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out of pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the New Fortress Energy Parties contained herein or in certificates of any officer of the New Fortress Energy Parties delivered pursuant to the provisions hereof, to the performance by the New Fortress Energy Parties of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the New Fortress Energy Parties, threatened by the Commission; the Commission has not issued or indicated to the Company that it will issue, additional comments related to the Registration Statement or Prospectus or a request to amend the Registration Statement;
and the Company has complied with each request (if any) from the Commission for additional information.

(b)          Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)          Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)          Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the New Fortress Energy Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company, in his capacity as such officer only, and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the New Fortress Energy Parties in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the New Fortress Energy Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e)          Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)          Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)          Chief Financial Officer’s Certificate.  At each of the date hereof and the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, in his capacity as such officer only, dated the date hereof or the Closing Time, respectively, to the effect set forth in Exhibit E.

(h)          Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(i)          No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)          Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

(k)          FinCEN Certificate. On or prior to the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company, in form and substance satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(l)          Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the New Fortress Energy Parties contained herein and the statements in any certificates furnished by the New Fortress Energy Parties and any of their subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)          Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)          Opinion of Counsel for Company.  If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v)          Chief Financial Officer’s Certificate.  If requested by the Representatives, a certificate of the Chief Financial Officer of the Company, in his capacity as such officer only, dated such Date of Delivery, to the effect set forth in Exhibit E.

(m)          Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)          Indemnification of Underwriters.  Each New Fortress Energy Party, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”)), its selling agents, officers, directors, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the New Fortress Energy Parties, which consent shall not be unreasonably withheld, conditioned or delayed;

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any preliminary prospectus, the General Disclosure Package, roadshow or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)          Indemnification of New Fortress Energy Parties and Directors and Officers of the Company.  Each Underwriter severally agrees to indemnify and hold harmless the New Fortress Energy Parties, each director of the Company and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or roadshow in reliance upon and in conformity with the Underwriter Information.

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the New Fortress Energy Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the New Fortress Energy Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the New Fortress Energy Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the New Fortress Energy Parties, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the New Fortress Energy Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The New Fortress Energy Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the New Fortress Energy Parties.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)          Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the New Fortress Energy Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives  shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives  shall not have completed such arrangements within such 24 hour period, then:

(i)          if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)          if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives  or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Facsimile number: 1-646-291-1469

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attenion: LCD-IBD

Notices to the Company shall be directed to:

New Fortress Energy LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Attention:  Cameron D. MacDougall, Esq.

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:  David P. Oelman; E. Ramey Layne

SECTION 13.         No Advisory or Fiduciary Relationship.  The New Fortress Energy Parties, severally and jointly, acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the New Fortress Energy Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the New Fortress Energy Parties, any of their subsidiaries, or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the New Fortress Energy Parties with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either of the New Fortress Energy Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to the New Fortress Energy Parties with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the New Fortress Energy Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the New Fortress Energy Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The New Fortress Energy Parties hereby waive any claims that the New Fortress Energy Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Securities.

SECTION 14.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the New Fortress Energy Parties and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the New Fortress Energy Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the New Fortress Energy Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         TRIAL BY JURY.  THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES), NFI AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.         GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.         Consent to Jurisdiction; Waiver of Immunity.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.         TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.          Recognition of the U.S. Special Resolutions Regimes.

(a)          In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (each, a “U.S. Special Resolution Regime”), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the applicable U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the New Fortress Energy Parties in accordance with its terms.

Very truly yours,

NEW FORTRESS ENERGY LLC

By
Name:
Title:

NEW FORTRESS INTERMEDIATE, LLC

By: New Fortress Energy LLC, its sole member

By
Name:
Title:

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By
Name:
Title:

BARCLAYS CAPITAL INC.

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

For themselves and as Representatives of
the several other Underwriters named
in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

The initial public offering price per share for the Securities shall be $          .

The purchase price per share for the Securities to be paid by the several Underwriters shall be     $          , being an amount equal to the initial public offering price set forth above less $          per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
Name of Underwriter	Number of Initial Securities	Maximum Number of Option Securities

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
Allen & Company LLC
JMP Securities LLC
Stifel, Nicolaus & Company, Incorporated
Total

Sch. A-1

SCHEDULE B-1

Pricing Terms

1.	The Company is selling Class A Shares.

2.	The Company has granted an option to the Underwriters to purchase up to an additional Class A Shares.

3.	The initial public offering price per share for the Securities shall be $ .

Sch. B-1-1

SCHEDULE B-2

Free Writing Prospectuses

1.          None.

Sch. B-2-1

SCHEDULE C

List of Distributed Written Testing-The-Water Communications

1.	Testing the Water Presentation delivered November 8, 9 and 12, 2018.

Sch. C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Wesley R. Edens
Randal A. Nardone
Michael J. Utsler
Christopher S. Guinta
C. William Griffin
John J. Mack
Matthew Wilkinson
David J. Grain
Desmond Iain Catterall
Katherine Wanner
New Fortress Energy Holdings LLC
Fortress Equity Partners (A) LP

Sch. D-1

Exhibit A

1.          Each of the New Fortress Energy Parties has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware with full limited liability company, power and authority necessary to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the New Fortress Energy Parties is duly registered or qualified to transact business as a foreign limited liability company under the laws of each jurisdiction set forth opposite its name on Annex I.

2.          Each Material Subsidiary listed on Annex I is validly existing as a limited liability company and is in good standing under the laws of its respective jurisdiction of formation with full limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Material Subsidiary is duly registered or qualified to transact business as a foreign limited liability company under the laws of each jurisdiction set forth opposite its name on Annex I.

3.          After giving effect to the Transactions, the Company owns such equity interests in NFI as are described in the Registration Statement, the General Disclosure Package and the Prospectus; such equity interests (a) have been duly authorized and validly issued in accordance with the NFI LLC Agreement and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the DLLCA)) and (b) are owned by the Company free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of            , 2019.

4.          The Securities to be issued and sold by the Company to the Underwriters under the Agreement have been duly authorized in accordance with the Company Organizational Documents and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Agreement, will be validly issued in accordance with the Company Organizational Documents, fully paid and non-assessable and will not be subject to any preemptive or similar rights arising under the DLLCA, the Company’s Organizational Documents or any agreement filed as an exhibit to the Registration Statement.

5.          The Class B Shares have been duly authorized and validly issued in accordance with the Company Organizational Documents and will be fully paid and nonassessable.

6.          Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights created pursuant to the Company Organizational Documents or any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase or agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of or ownership interests in the Company created pursuant to the Company Organizational Documents or any agreement filed as an exhibit to the Registration Statement.

Ex. A-1

7.          The execution and delivery of the Agreement and the Transaction Documents (as defined below) by the New Fortress Energy Parties does not, and the performance by the New Fortress Energy Parties of their obligations under the Agreement and the Transaction Documents, the offering, issuance and sale of the Securities by the Company pursuant to the terms of the Agreement, the issuance of the Class B Shares to New Fortress Energy Holdings LLC and the application of the proceeds from the sale of the Securities as described under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will not, (i) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement that is filed as an exhibit to the Registration Statement; (ii) violate the provisions of the Company Organizational Documents, the NFI LLC Agreement or the organizational documents of the Material Subsidiaries listed on Annex I; (iii) violate any federal or New York statute, rule or regulation applicable to the New Fortress Energy Parties or the DLLCA or result in a breach of, or constitute a default under, any judgment, decree or order of any state or federal court or other governmental state or federal court or other governmental authority known by us to be binding on the New Fortress Energy Parties or the Material Subsidiaries as of the date hereof, or (iv) result in the creation of any additional Lien upon any property or assets of the New Fortress Energy Parties or their subsidiaries under the Credit Agreement except, with respect to clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that we express no opinion in clause (iii) of this paragraph (7) with respect to any federal or state securities laws and other anti-fraud laws, rules or regulations.

8.          The Agreement has been duly authorized, executed and delivered by the New Fortress Energy Parties.

9.          The Transactions have been duly authorized by the New Fortress Energy Parties.

10.          Each of the Company Organizational Documents, the NFI LLC Agreement, the Contribution Agreement and the Shareholders’ Agreement (each a “Transaction Document” and, collectively, the “Transaction Documents”) has been duly authorized, executed and delivered by the New Fortress Energy Parties and, assuming the due authorization, execution and delivery by other parties thereto, constitutes a valid and legally binding agreement of each New Fortress Energy Party, enforceable against each such New Fortress Energy Party in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

11.          No consent, approval, authorization or order of, registration or qualification with any federal or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DLLCA is required to be obtained or made by the New Fortress Energy Parties for the execution, delivery and performance by the New Fortress Energy Parties of the Agreement and the Transaction Documents, the compliance by the New Fortress Energy Parties with the terms thereof, the consummation of the transactions contemplated by the Agreement and the Transaction Documents, the issuance and sale of Securities by the Company being delivered on the date hereof pursuant to the Agreement and the issuance of the Class B Shares to New Fortress Energy Holdings LLC, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Securities under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Ex. A-2

12.          The Registration Statement has become effective under the Securities Act pursuant to Section 8(a) thereunder; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

13.          The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Business—Government Regulation,” “Description of Shares,” “Certain Relationships and Related Party Transactions” and “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders,” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the terms of the Class A Shares or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions or summarize the material U.S. Federal Income Tax consequences to non-U.S. holders (as defined therein), are accurate in all material respects.

14.          The Company is not, and, after giving effect to the offering and sale of the Securities pursuant to the terms of the Agreement and application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

15.          Each of the Registration Statement, as of the Effective Date and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and at the Closing Date (in each case other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) the other financial data derived therefrom and (iii) other financial data, in each case included in or omitted from the Registration Statement and the Prospectus, as to which we express no opinion), appeared on its face to comply as to form in all material respects with the requirements of the Securities Act.

Ex. A-3

Exhibit B

[Form of lock-up from directors, officers or other shareholders pursuant to Section 5(k)]

            , 2019

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

As Representatives of the
several Underwriters listed
in Schedule A hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

c/o          Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o          Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Re:          Proposed Public Offering by New Fortress Energy LLC

Dear Sirs or Madames:

The undersigned, a shareholder and/or an officer and/or director of New Fortress Energy LLC, a Delaware limited liability company (the “Company”), understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and New Fortress Intermediate LLC, a Delaware limited liability company (“NFI” and together with the Company, the “New Fortress Energy Parties”) providing for the public offering of Class A shares (the “Securities”) representing limited liability company interests of the Company (the “Class A Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Morgan Stanley, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Class A Shares, Class B shares representing limited liability company interests of the Company (“Class B Shares”) or any securities convertible into or exchangeable or exercisable for Class A Shares or Class B Shares (including without limitation, shares or limited liability company interests in New Fortress Intermediate LLC), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Shares, Class B Shares or other Lock-Up Securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Class A Shares the undersigned may purchase in the offering.

Ex. B-1

If the undersigned is an officer or director of the Company, (1) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, Morgan Stanley will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Morgan Stanley, provided that, (1) with respect to (i), (ii), (iii) and (iv) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement), Morgan Stanley receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii) or (iii) below shall not involve a disposition for value, (3) the transfers described in (i), (ii), (iii) and (iv) (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (4) in the case of (i), (ii), (iii) and (iv), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the 180-day period referred to above) and (5) in the case of a transfer described in (v), (a) any securities received upon such exercise shall be subject to this agreement, (b) no filing under Section 16 of the Exchange Act, or other public announcement, shall be voluntarily made during the Lock-Up Period and (c) any filing required to be made pursuant to Section 16 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in clause (v), irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement:

(i)	as a bona fide gift or gifts;

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

Ex. B-2

(iii)	as a distribution to limited partners, members or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	to the Company in connection with the net exercise or net settlement of an award granted under a compensatory plan of the Company adopted prior to the Public Offering.

In addition, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A Shares during the Lock-Up Period, provided that (i) such plan does not provide for the transfer of Class A Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Shares may be made under such plan during the Lock-Up Period.

Furthermore, the undersigned may sell Class A Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company notifies Morgan Stanley in writing that the Company does not intend to proceed with the offering of the Class A Shares through Morgan Stanley and files an application to withdraw the registration statement related to the offering, (ii) the Company and the Representatives have not entered into the Underwriting Agreement on or before            , 2019, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein).

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Ex. B-3

Very truly yours,

Signature:

Print Name:

Ex. B-4

Exhibit C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(i)

New Fortress Energy LLC

[Date]

New Fortress Energy LLC (the “Company”) announced today that Morgan Stanley, the lead book-running manager in the Company’s recent public sale of          Class A shares, is [waiving] [releasing] a lock-up restriction with respect to          Class A shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex. C-1